EXHIBIT 10.12

                               AMENDMENT EIGHT TO
                               ------------------

                        RETIREMENT PLAN FOR EMPLOYEES OF
                        --------------------------------

                CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES
                ------------------------------------------------

                 As Amended and Restated Effective April 1, 1989
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         WHEREAS, effective as of April 1, 1989, the Retirement Plan for
Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;

         WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and

         WHEREAS, it is desirable that the Plan be amended to provide for retroactive annuity starting dates under certain circumstances and to provide a temporary interest rate for purposes of applying benefit limitations under section 415 of the Internal Revenue Code;

         NOW, THEREFORE, the Plan is hereby amended, effective as of April 1, 2004, as follows:

         1. Section 4.1(A)(2) of the Plan is amended to add the following paragraph at the end thereof:

         "Notwithstanding the foregoing provisions of this Section 4.1(A)(2), for Plan Years beginning in 2004 and 2005 the interest rate of 5.5% shall be substituted for the annual rate of interest on 30-year Treasury securities for purposes of this Section 4.1(A), except that in the case of any Participant or Beneficiary receiving a distribution after December 31, 2003 and before January 1, 2005, the amount payable under any form of benefit subject to Section 417(e)(3) of the Internal Revenue Code and subject to adjustment under Section 415(b)(2)(B) of the Internal Revenue Code shall not, solely by reason of the interest rate substitution described above, be less than the amount that would have been so payable had the amount payable been determined using the annual rate of interest on 30-year Treasury securities described above in this Section 4.1(A)(2) in effect as of the last day of the last Plan Year beginning before January 1, 2004."



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         2.  Section  4.1(C) of the Plan is amended to read in its  entirety  as follows:

         "(C) Requirement With Respect to Form of Payment: The Committee shall provide each Participant, during the period beginning 90 days before his Annuity Starting Date and ending 30 days before his Annuity Starting Date (or as soon after the expiration of such period as is administratively practicable), a written notification of his optional forms of payment. Such written notification shall set forth an explanation of:

                  (1)      if the Participant is married:

                           (a) the terms and conditions of the Qualified Joint and 50% Survivor Annuity form of payment;

                           (b) the Participant's right to elect, and the effect of electing, to waive the Qualified Joint and 50% Survivor Annuity form of payment;

                           (c)      the rights of the Participant's spouse; and

                           (d) the right to revoke, and the effect of revoking, an election to waive the Qualified Joint and 50% Survivor Annuity form of payment;

                  (2) the eligibility conditions and material features of the optional forms of payment available under the Plan;

                  (3) the financial effect of electing each optional form of payment;

                  (4) in the event the notification described herein is required and is provided to the Participant after his Annuity Starting Date, the Participant's right to elect a retroactive Annuity Starting Date; and

                  (5) such other information as may be required under applicable regulations.

The written notification described above shall not be required if the single-sum value of the Participant's retirement income is less than or equal to $5,000.

         In the event the written notification described above is required and is provided to the Participant after the Participant's Annuity Starting Date, the Participant's Annuity Starting Date shall be deemed to be his 'retroactive Annuity Starting Date,' and the provisions of Section 4.1(J) shall apply.

         Any provisions of Section 2.1, 2.2, 2.3, 2.4(A) or 3.1 hereof to the contrary notwithstanding, if a Participant does not elect, in writing filed with the Committee during the election period described below, to receive the retirement income payable on his behalf on and after his Annuity Starting Date either (i) under the form of payment that is specified in Section 2.1(C), 2.2(C), 2.3(F) or 2.4(A)(2), whichever is applicable, or (ii) under an optional




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form of payment  described  in and  subject  to the  provisions  of Section  3.1 hereof, such Participant shall be deemed to have elected, and the retirement income payable on and after his Annuity Starting Date shall automatically be paid in accordance with the provisions of, either:

                           (1) if he  does  not  have a  spouse  at his  Annuity
                  Starting  Date,  the  form of  payment  that is  specified  in
                  Section  2.1(C),  2.2(C),  2.3(F) or  2.4(A)(2),  whichever is applicable; or

                           (2) if he has a spouse at his Annuity  Starting Date,
                  the Qualified Joint and 50% Survivor Annuity Option.

Any Participant may make an election under this section at any time (and any number of times) prior to the commencement of his retirement income or other benefit payments and during the period beginning on the date which is 90 days prior to his Annuity Starting Date and ending on the latest to occur of (i) his Annuity Starting Date, (ii) the date which is 90 days after the date on which he was provided with the general written explanation described above or (iii) the date which is 90 days after the date on which he was provided with any specific detailed information concerning the payment of his retirement income that is required to be furnished due to the request of the Participant. If any such Participant does not file his election with the Committee prior to the expiration of the election period described above, the commencement of his retirement income will be delayed until the end of such election period, but he will be entitled to a retroactive payment with respect to those retirement income payments which were delayed. If any Participant has elected a form of payment other than the automatic form provided above and his retirement income or other benefit payments have not commenced, he may subsequently revoke such election, in writing filed with the Committee within the election period described above, in order to receive his retirement income payable in accordance with the automatic form provided above. Any provisions of Section 3.1 hereof to the contrary notwithstanding, if any Participant is not provided with the written notification described in the first sentence of this section at least 30 days before his Annuity Starting Date but is provided in the written notification a period of at least 30 days in which to make his election under this section, he may waive such notice period (with any applicable spousal consent) and file his election with the Committee, and his retirement income or other benefit may commence within 30 days after the date on which he was provided with such written notification, but more than 7 days after such date. Any provisions herein to the contrary notwithstanding, the written consent of the Participant's spouse during the applicable election period shall be required in order for the Participant to receive his retirement income in a form other than that provided under a Qualified Joint and Survivor Annuity."

         3. Section 4.1 of the Plan is amended to add at the end thereof a new Subsection (J), which shall read as follows:

         "(J)  Provisions   Concerning   Retroactive   Annuity  Starting  Dates:
Notwithstanding any provision hereof to the contrary, in the event that the written notification described in Section 4.1(C) is required and is provided to

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                                      -4-


the Participant after the Participant's Annuity Starting Date, the Participant's Annuity Starting Date shall be deemed to be his 'retroactive Annuity Starting Date' and payment of the Participant's retirement income under Section 2.1, 2.2, 2.3, 2.4(A) or 3.1 hereof shall be made or commence in accordance with Section 417(a) of the Internal Revenue Code, and regulations and rulings issued pursuant thereto, and the following provisions of this Section 4.1(J).

                  (1) Notification requirement: In the event of a retroactive Annuity Starting Date, the written notification to the Participant required by
Section 4.1(C) shall set forth the information described in Section 4.1(C) both as of his retroactive Annuity Starting Date and as of a date which is not more than 90 days after the date on which such written notification is provided to the Participant.

                  (2) Election of retroactive Annuity Starting Date: In the event of a retroactive Annuity Starting Date, the Participant's retirement income shall be determined and payable as of a date which is not more than 90 days after the date on which the written notification required by Section 4.1(C) is provided to the Participant, unless the Participant elects to have such retirement income determined and payable as of such retroactive Annuity Starting Date. The Participant may make such election on the appropriate form provided by the Committee and filed with the Committee within the election period described in Section 4.1(C).

                  (3) Spousal consent requirement: In the event that (a) a Participant elects to receive his retirement income under Section 2.1, 2.2, 2.3, 2.4(A), or 3.1 hereof determined as of a retroactive Annuity Starting Date, and
(b) under the form of payment elected by such Participant, the benefit payable to the Participant's spouse upon the Participant's death would be less than the benefit payable to such surviving spouse after the Participant's death if the Participant had elected to receive a Qualified Joint and 50% Survivor Annuity determined and payable as of the date on which his retirement income payments actually commence, then the Participant's spouse must consent in writing to the Participant's election of such retroactive Annuity Starting Date. Such spousal consent requirement shall be satisfied if the Participant's spouse consents in the manner provided in Section 4.1(C) to the Participant's election to receive his retirement income in a form other than that provided under a Qualified Joint and Survivor Annuity.

                  (4) Make-up payments with interest: In the event that a Participant elects (with spousal consent, if applicable) to receive his retirement income under Section 2.1, 2.2, 2.3, 2.4(A), or 3.1 hereof determined as of a retroactive Annuity Starting Date, the Participant shall receive a make-up payment to reflect any missed payment or payments for the period from the retroactive Annuity Starting Date to the date of the actual make-up payment, with an appropriate adjustment for interest from the date the missed payment or payments would have been made (including, if applicable, a payment of the single-sum value of the Participant's retirement income) to the date of the actual make-up payment.

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                                      -5-


                  (5) Future payment amount: If the Participant elects (with spousal consent, if applicable) to receive his retirement income determined as of a retroactive Annuity Starting Date and the Participant receives his retirement income in a form other than a single-sum payment, the retirement income payments that commence after he has received the notification required by
Section 4.1(C), other than any required make-up payment, shall be in an amount that is equal to the amount that would have been paid to the Participant had payments actually commenced on his retroactive Annuity Starting Date.

                  (6) Section 415  compliance:  Except in the case where payment of the Participant's retirement income (other than a form of payment that is subject to Section 417(e) of the Internal Revenue Code, including lump-sum distributions and other forms of distribution that provide payments in the form of a decreasing annuity or for a period less than the life of the recipient) commences no more than 12 months after the retroactive Annuity Starting Date, payment of the Participant's retirement income, including any interest adjustments, shall satisfy the requirements of Section 415 of the Internal Revenue Code if the date retirement income payments actually commence is substituted for the retroactive Annuity Starting Date for all purposes, including for purposes of determining the applicable interest rate and the applicable mortality table described in Section 4.1(A)(2) hereof.

                  (7) Section 417(e) compliance: If the retirement income received by the Participant is in a form of payment that would have been subject to Section 417(e) of the Internal Revenue Code if payment had commenced as of the retroactive Annuity Starting Date, then the amount of payment as of the actual commencement date shall be no less than the amount of payment produced by applying the applicable interest rate and the applicable mortality table (described in Section 4.1(A)(2) hereof), determined as of the date payment actually commences, to the annuity form that was used to determine the amount of retirement income as of the Participant's retroactive Annuity Starting Date."

         IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION has caused this instrument to be executed by its duly authorized officer on this ____ day of ______________, 2004.

                                                   CAPITAL SOUTHWEST CORPORATION



                                                   By __________________________

                                                   Title: ______________________